Filed Pursuant to Rule 433

Registration Nos.: 333-195774 and 333-195774-02

$946.05MM NISSAN AUTO LEASE TRUST 2014-B

Joint Bookrunners:	Barclays (str), Citi, MUFG
Co-Mgrs:	Credit Ag, Lloyds, Scotia, Soc Gen, TD, Wells

CLS	AMT($MM)	WAL	M/F	E.FIN	L. FIN	SPREAD	YIELD	COUP	PRICE
A-1	124.000	0.34	P-1/F1+	05/15	10/15	—	0.20	0.20	100.00
A-2A	137.000	1.34	Aaa/AAA	09/16	04/17	+25	0.737%	0.73	99.99217
A-2B	260.000	1.34	Aaa/AAA	09/16	04/17	L+25	L+25	L+25	100.00
A-3	296.000	2.20	Aaa/AAA	03/17	09/17	+27	1.124	1.12	99.99700
A-4	129.050	2.57	Aaa/AAA	06/17	03/20	+28	1.297	1.29	99.99114

TICKER:	NALT 2014-B	REGISTRATION:	SEC Registered
EXPECTED PXG:	PRICED	EXPECTED RATINGS:	Moody’s/Fitch
EXPECTED SETTLE:	10/15/14	PXG SPEED:	75% PPC
FIRST PAY:	11/17/14	ERISA ELIGIBLE:	Yes
BILL & DELIVER:	BARCLAYS	MIN DENOMS:	$25K x $1K

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.